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                                                                    Exhibit 99.1


[RELTEC LOGO]                  RELTEC Corporation                   NEWS RELEASE
                               5900 Landerbrook Drive
                               Suite 300
                               Cleveland, OH 44124-4019

                                               FOR FURTHER INFORMATION, CONTACT:
                                               ---------------------------------
                                               Name:   Scott Fine
                                               Title:  Vice President, Finance
                                               Phone:  440-460-3728
                                               E-Mail: fines@rct.relteccorp.com



FOR RELEASE
-----------
Date: 9/08/98
RCT-054-998


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              RELTEC INDICATES THIRD QUARTER RESULTS LIKELY TO BE
                       BELOW CURRENT STREET EXPECTATIONS

CLEVELAND, OH   September 8, 1998   RELTEC Corporation (NYSE: RLT) today
announced that third quarter financial results will not meet published analyst expectations, principally as a result of the impact of three extraordinary issues and circumstances that are viewed as unique to 1998's third quarter. First, threatened and actual labor strikes at several major U.S. telecommunications carriers disrupted planning and construction during July and August. The Company sees this impact dissipating with the resolution of these contracts. Second, seasonally abnormal weather in the southern U.S. shifted some major account activity away from construction and into maintenance and repair of existing lines. The Company sees this trend returning to a normal seasonal mix in the fourth quarter. Third, RELTEC experienced a third quarter capacity shortfall in part of its Network Components business. The Company expects this capacity problem to be rectified by the beginning of the fourth quarter.

"Although the third quarter will be a disappointment due to some unusual events and circumstances, the underlying dynamics of our business and our customer positions remain strong," said Dudley P. Sheffler, President and Chief Executive Officer of RELTEC. "We see fourth quarter market activity returning to near expected levels. We continue to develop new customer positions, particularly in our Access business, and are building on existing positions across all of our segments. This account momentum continues to give us confidence and enthusiasm about the near-term and long-term prospects of our business."

RELTEC announced that it currently expects to generate net sales of between $245 and $255 million during the third quarter, and GAAP earnings per share before non-recurring items of between $0.06 and $0.08. RELTEC expects to report results for the third quarter on or about October 20, 1998.

RELTEC is a leader in the design, manufacture and sale of a broad range of telecommunications systems, products and services. Its Access Systems, Integrated Wireless Solutions and Network Components and Services are sold to wireline and wireless service providers and OEMs around the globe. RELTEC operates manufacturing plants in North America, Europe, Asia/Pacific and Latin America with over 5,900 employees worldwide. Additional information is available on the Company's website at www.relteccorp.com.

THE STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS ARE TO BE CONSIDERED FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE MANY RISKS AND UNCERTAINTIES,


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INCLUDING BUT NOT LIMITED TO, RAPID TECHNOLOGICAL CHANGE, THE IMPORTANCE OF NEW
PRODUCTS, UNCERTAIN MARKETS FOR THE COMPANY'S SYSTEMS AND PRODUCTS, UNPREDICTABLE SALES CYCLES, COMPETITION, A CHANGING REGULATORY ENVIRONMENT, CUSTOMER CONCENTRATION AND NUMEROUS OTHER RISKS WHICH HAVE BEEN SET FORTH IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY ADVISES THE READER OF THESE STATEMENTS THAT ACTUAL RESULTS OR CONDITIONS MAY DIFFER MATERIALLY FROM THOSE SET FORTH HEREIN.


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